Exhibit 99.1

                                        Investor Relations Contact:
Chip Wochomurka
(615) 614-4493
chip.wochomurka@healthways.com

HEALTHWAYS REPORTS SECOND-QUARTER EARNINGS OF
$0.15 PER DILUTED SHARE
———————————
RESULTS INCLUDE EARLIER THAN ANTICIPATED RECOGNITION OF PERFORMANCE-BASED FEES
———————————
AFFIRMS ESTABLISHED FINANCIAL GUIDANCE FOR 2012

NASHVILLE, Tenn. (July 24, 2012) – Ben R. Leedle, Jr., president and chief executive officer of Healthways, Inc. (NASDAQ: HWAY), today announced financial results for the second quarter ended June 30, 2012.  Total revenues increased to $170.2 million for the quarter from $169.6 million for the second quarter of 2011.  Net income for the second quarter of 2012 was $5.1 million, or $0.15 per diluted share, compared with $5.8 million, or $0.17 per diluted share, for the second quarter of 2011.

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE

	Three Months Ended June 30,
	2012	2011
Domestic	$0.16	$0.21
International	(0.01)	(0.04)
Net income per diluted share	$0.15	$0.17

Leedle remarked, “Our second-quarter results represent a meaningful step toward achieving our business objectives for 2012.  Both our second-quarter revenues and earnings exceeded our expectations due to earlier than expected recognition of performance-based fees.  In addition to further validating the strength of our solutions, these performance-based fees contributed to our success in more than offsetting the comparable-quarter $14.9 million revenue decline for the second quarter from the previously announced wind-down of the Cigna contract.  Excluding Cigna, our comparable-quarter revenues increased 11%, following 13% growth in revenues, calculated on the same basis, for the first quarter of 2012 (see pages 8 and 9 for a reconciliation of GAAP and non-GAAP measures).

“Based on our performance for the first half of 2012, as well as the continuing ramp-up of large contracts signed in 2011, contracts signed thus far in 2012 and our expectations for achieving additional performance-based revenues, we are today affirming our established financial guidance for

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HWAY Reports Second-Quarter Results

July 24, 2012

2012.  We continue to expect substantially stronger earnings for the second half of 2012 than the first half of the year, with second-half earnings to be more heavily weighted to the fourth quarter.  Net cash flows from operations for the second quarter totaled $21.7 million.  We continue to expect net cash flows from operations for all of 2012 in a range of $60 million to $80 million.”

Business Development Momentum Remains Strong

“During the second quarter of 2012, Healthways executed 23 contracts, broadly distributed across all our markets, including nine new contracts, one expanded contract, two expanded and extended contracts and 11 extended contracts,” added Leedle.  “In May, we also began delivering services for our contract in France with Caisse Nationale d’Assurance Maladie des Travailleurs Salaries (CNAMTS), which contributed to the improved results for our international operations for the second quarter on both a comparable and sequential-quarter basis.

“Our business development momentum is accelerating.  We are confident that we will execute additional large, strategic, multi-year contracts during 2012 that further differentiate Healthways in the market and strengthen our ability to drive long-term growth.  In addition to the strong business development momentum evident in the health plan and employer markets, we remain very encouraged by the deep engagement we continue to experience with health systems.  Our discussions have been strongly supported by our ground-breaking 10-year contract for Physician-Directed Population Health (PDPH) Management with Texas Health Resources in the second quarter, as well as by our second quarter acquisition of Ascentia Healthcare Solutions.  These discussions are validating our expectation that the Texas Health contract has broad potential as a model for other healthcare systems, and we continue to expect to execute additional contracts with health systems in 2012.

“As an example of the opportunities we see for expanding our business with health plans, we signed a substantial expansion and extension of an existing wellness solution contract with WellPoint, Inc. during the second quarter.  Through this expansion, we will add many of our most recent well-being improvement capabilities, enhancing the comprehensiveness of the solution we provide WellPoint. In addition to significantly increasing the average annual revenue contribution we expect over the contract term, this early renewal extends our contract through 2015.

“These new, innovative capabilities include harnessing the power of mobile devices and our uniquely developed social network applications to improve well-being; the initial commercial launch of InnergyTM, our physician-directed, evidence-based sustained weight loss intervention program developed in collaboration with Johns Hopkins Medicine; worksite wellness programs, including on-site health coaching and health education; and our Blue Zones Worksite Certification Program. These capabilities provide WellPoint the most comprehensive wellness solution in the market.

“In addition, we extended our SilverSneakers® Fitness Program contract with WellPoint with a multi-year renewal through 2014.  Our program serves approximately 700,000 eligible Medicare Advantage and Medicare Supplement members of WellPoint health plans.

“As we have consistently discussed, the unusual size and scope of both the large strategic contracts signed throughout 2011, and 2012 to date, and the significant contract opportunities in our business development pipeline reflect trends in healthcare, including:

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HWAY Reports Second-Quarter Results

July 24, 2012

•	Anticipation of healthcare insurance exchanges;
•	Movement to a value-based payment system from a volume-based system;
•	Demand for comprehensive, integrated solutions for whole populations;
•	Foreign government adoption of total population health management; and
•	Engagement by large employers to reap cost, performance and productivity gains from improved well-being.

“These trends are driving our business development momentum with integrated healthcare systems, hospitals, physicians, regional health plans, employers and government entities.  Our ability to convert these opportunities into contracts reflects our record of proven outcomes and our willingness to accept financial risk for performance; our development of, and leadership in, the business of population health management; our scalable solutions; and our long-term history of compelling innovation to expand our value proposition.”

Revenue Guidance

Healthways today affirmed its guidance for 2012 revenues in a range of $665 million to $705 million.  This guidance includes revenues from domestic operations in a range of $638 million to $670 million and from international revenues in a range of $27 million to $35 million.

COMPARISON OF COMPONENTS OF REVENUES FOR THE YEAR ENDING DECEMBER 31, 2012 AND THE YEAR ENDED DECEMBER 31, 2011
(In millions)

	Twelve Months
	Ending	Ended
	Dec. 31, 2012 (Guidance)	Dec. 31, 2011 (Actual)
Domestic	$638.0 - 670.0	$666.7
International	27.0 - 35.0	22.1
Revenues	$665.0 - 705.0	$688.8

Earnings Guidance

The Company today also affirmed its guidance for 2012 net income per diluted share in a range of $0.38 to $0.50, which includes the previously announced additional expense impact of $0.04 per diluted share related to the refinancing of the Company’s senior credit facilities in June.  This range includes earnings per diluted share of $0.38 to $0.46 from domestic operations and $0.00 to $0.04 from international operations.  This guidance does not include the potential impact of certain significant prospective contracts or strategic collaborations the Company may enter into this year for which substantial costs are incurred before full revenue and/or margin maturity are achieved.

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HWAY Reports Second-Quarter Results

July 24, 2012

COMPARISON OF COMPONENTS OF NET INCOME PER DILUTED SHARE
See pages 8 and 9 for a reconciliation of GAAP and non-GAAP measures

	Twelve Months
	Ending	Ended
	Dec. 31, 2012 (Guidance)	Dec. 31, 2011 (Actual) (1)
Domestic, excluding restructuring and impairment charges	$0.38 - 0.46	$0.98
International, excluding restructuring charges	0.00 - 0.04	(0.13)
Adjusted net income per diluted share	0.38 - 0.50	0.85
Restructuring charges	-	(0.16)
Impairment charges	-	(5.36)
Net income (loss) per diluted share(2)	$0.38 - 0.50	$(4.68)

(1)	The assumed exercise of stock-based compensation awards for the twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.
(2)	Figures may not add due to rounding.

Summary

Leedle concluded, “Our second-quarter performance supports our confidence in our fiscal 2012 business plan and provides further tangible evidence of our expected return to growth for 2013 and beyond.  Excluding the impact of the Cigna contract, the double-digit comparable-quarter revenue growth produced for the first two quarters of 2012 reflects the initial fruition of our continuing work to deliver our value proposition to healthcare systems, hospitals, physicians, health plans, employers and government entities, domestically and abroad, each of which is seeking to improve well-being and lower costs.

“We are also encouraged by our contracting success and accelerating business development momentum, as well as by our strongly differentiated competitive market position.  Through our long-term strategy of improving well-being, we are highly aligned with the changes in healthcare that are occurring around the world and that are expanding our ability to drive long-term growth in earnings and shareholder value.”

Conference Call

Healthways will hold a conference call to discuss this release today at 5:00 p.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.healthways.com and clicking Investor Relations, or by going to www.earnings.com, at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live broadcast, a telephonic replay will be available for one week at 719-457-0820, code 5704527, and the replay will also be available on the Company’s web site for the next 12 months.

Safe Harbor Provisions

This press release contains forward-looking statements, including our guidance and financial expectations for future periods, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation

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HWAY Reports Second-Quarter Results

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Reform Act of 1995.  Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Company’s future earnings and results of operations. Those forward-looking statements are subject to the finalization of the Company’s quarterly financial accounting procedures and may be affected by certain risks and uncertainties, including, but not limited to:

•	the Company’s ability to sign and implement new contracts;
•	the Company’s ability to accurately forecast the costs required to successfully implement new contracts;
•	the Company’s ability to anticipate change and respond to emerging trends in the domestic and international markets for healthcare and the impact of the same on demand for the Company’s services;
•
the Company’s ability to renew and/or maintain contracts with its customers under existing terms or restructure these contracts on terms that would not have a material negative impact on the Company’s results of operations;

•
the Company’s ability to accurately forecast the Company’s revenues, margins, earnings and net income, as well as any potential charges that the Company may incur as a result of changes in its business;

•	the Company’s ability to accurately forecast performance and the timing of revenue recognition under the terms of our customer contracts ahead of data collection and reconciliation;
•	the Company’s ability to accurately forecast enrollment and participation rates in services and programs offered within the Company’s contracts;
•	the Company’s ability to accurately forecast the costs necessary to establish a presence in international markets;
•	the risks associated with foreign currency exchange rate fluctuations;
•	the ability of the Company’s customers to provide timely and accurate data that is essential to the operation and measurement of the Company’s performance;
•
the Company’s ability to achieve the contractually required cost savings and clinical outcomes improvements and reach mutual agreement with customers with respect to cost savings, or to achieve such savings and improvements within the time frames it contemplates;

•	the risks associated with changes in macroeconomic conditions;
•
the Company’s ability to implement its integrated data and technology solutions platform within the required time frame and expected cost estimates and to develop and enhance this platform and/or other technologies to meet evolving customer and market needs;

•	the Company’s ability to accurately forecast the costs necessary to integrate new or acquired businesses, services (including outsourced services) or technologies into the Company’s business;
•	the impact of litigation involving the Company and/or its subsidiaries;
•
the impact of future state, federal and international legislation and regulations applicable to the Company’s business, including the Patient Protection and Affordable Care Act, on the Company’s ability to deliver its services and on the financial health of the Company’s customers and their willingness to purchase the Company’s services; and

•	other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any such forward-looking statements.

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HWAY Reports Second-Quarter Results

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About Healthways

Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities.  We provide highly specific and personalized support for each individual and their team of experts to optimize each participant’s health and productivity and to reduce health-related costs.  Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 40 million people on four continents.  Learn more at www.healthways.com.

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HWAY Reports Second-Quarter Results

July 24, 2012

HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenues	$170,214	$169,596	$335,432	$332,565
Cost of services (exclusive of depreciation and amortization of $8,848, $8,970, $17,531, and $17,994, respectively, included below)	129,305	126,009	269,540	247,917
Selling, general & administrative expenses	14,989	17,706	28,729	35,547
Depreciation and amortization	12,801	12,443	24,974	24,876

Operating income	13,119	13,438	12,189	24,225
Interest expense	4,387	3,170	7,572	6,588

Income before income taxes	8,732	10,268	4,617	17,637
Income tax expense	3,675	4,490	2,225	7,723

Net income	$5,057	$5,778	$2,392	$9,914

Earnings per share:
Basic	$0.15	$0.17	$0.07	$0.29

Diluted	$0.15	$0.17	$0.07	$0.29

Weighted average common shares
and equivalents:
Basic	33,424	33,942	33,385	33,957
Diluted	33,525	34,790	33,524	34,711

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Healthways, Inc.
Reconciliation of Non-GAAP Measures to GAAP Measures
(Unaudited)

Reconciliation of Revenues Excluding Cigna to Revenues, GAAP Basis

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	June 30, 2012	March 31, 2012	June 30, 2011	March 31, 2011
Revenues excluding Cigna (1)	$155.6	$150.6	$140.1	$133.2
Revenues attributable to Cigna (2)	14.6	14.6	29.5	29.8
Revenues, GAAP basis	$170.2	$165.2	$169.6	$163.0

(1) Revenues excluding Cigna is a non-GAAP financial measure.  The Company excludes revenues attributable to Cigna from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider revenues excluding Cigna in isolation or as a substitute for revenues determined in accordance with accounting principles generally accepted in the United States.

(2) Revenues attributable to Cigna consists of pre-tax revenues of $14.6 million, $14.6 million, $29.5 million and $29.8 million for the three months ended June 30, 2012, March 31, 2012, June 30, 2011, and March 31, 2011, respectively.

Reconciliation of Domestic Earnings Per Share (EPS) Excluding Restructuring and Impairment Charges and Reconciliation of Adjusted EPS to
EPS, GAAP Basis (3)
Twelve Months Ended
December 31, 2011
Domestic EPS excluding restructuring and impairment charges (4)	$0.98
International EPS (loss) excluding restructuring charges (5)	(0.13)
Adjusted EPS (6)	$0.85
EPS (loss) attributable to restructuring charges (7)	(0.16)
EPS (loss) attributable to impairment charges (8)	(5.36)
EPS (loss), GAAP basis (9)	$(4.68)

(3) The assumed exercise of stock-based compensation awards for the twelve months ended December 31, 2011 was not considered because the impact would be anti-dilutive.

(4) Domestic EPS excluding restructuring and impairment charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Domestic EPS excluding restructuring and impairment charges in isolation or as a substitute for Domestic EPS determined in accordance with accounting principles generally accepted in the United States.

(5) International EPS (loss) excluding restructuring charges is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider

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HWAY Reports Second-Quarter Results

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International EPS (loss) excluding restructuring charges in isolation or as a substitute for International EPS (loss) determined in accordance with accounting principles generally accepted in the United States.

(6) Adjusted EPS is a non-GAAP financial measure.  The Company excludes EPS (loss) attributable to restructuring and impairment charges from this measure because of its comparability to the Company's historical operating results.  The Company believes it is useful to investors to provide disclosures of its operating results and guidance on the same basis as that used by management.  You should not consider Adjusted EPS in isolation or as a substitute for EPS determined in accordance with accounting principles generally accepted in the United States.

(7) EPS (loss) attributable to restructuring charges includes $9.0 million associated with charges related to severance costs and Cigna-dedicated capacity reductions.

(8) EPS (loss) attributable to impairment charges includes $183.3 million associated with the write-down of goodwill.

(9) Figures do not add due to rounding.

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS

	June 30,	December 31,
	2012	2011
Current assets:
Cash and cash equivalents	$1,322	$864
Accounts receivable, net	105,216	97,459
Prepaid expenses	10,670	11,417
Other current assets	2,432	1,412
Income taxes receivable	2,680	6,065
Deferred tax asset	9,879	10,314
Total current assets	132,199	127,531

Property and equipment:
Leasehold improvements	40,983	41,622
Computer equipment and related software	261,013	239,732
Furniture and office equipment	25,511	26,324
Capital projects in process	22,803	17,811
	350,310	325,489
Less accumulated depreciation	(199,605)	(183,301)
	150,705	142,188

Other assets	11,546	10,797

Intangible assets, net	93,048	92,997
Goodwill, net	338,837	335,392

Total assets	$726,335	$708,905

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	June 30,	December 31,
	2012	2011
Current liabilities:
Accounts payable	$19,535	$22,578
Accrued salaries and benefits	25,138	35,617
Accrued liabilities	32,197	28,639
Deferred revenue	7,553	9,273
Contract billings in excess of earned revenue	15,779	13,154
Current portion of long-term debt	12,593	3,725
Current portion of long-term liabilities	5,605	5,771
Total current liabilities	118,400	118,757

Long-term debt	283,072	266,117
Long-term deferred tax liability	31,662	26,964
Other long-term liabilities	26,371	31,351

Stockholders’ equity:
Preferred stock
$.001 par value, 5,000,000 shares
authorized, none outstanding	—	—
Common stock
$.001 par value, 120,000,000 shares authorized,
33,443,081 and 33,304,681 shares outstanding	33	33
Additional paid-in capital	245,472	247,137
Retained earnings	50,909	48,517
Treasury stock, at cost, 2,254,953 shares in treasury	(28,182)	(28,182)
Accumulated other comprehensive loss	(1,402)	(1,789)
Total stockholders’ equity	266,830	265,716

Total liabilities and stockholders’ equity	$726,335	$708,905

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HWAY Reports Second-Quarter Results

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HEALTHWAYS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2012	2011
Cash flows from operating activities:
Net income	$2,392	$9,914
Adjustments to reconcile net income to net cash provided by
operating activities, net of business acquisitions:
Depreciation and amortization	24,974	24,876
Amortization of deferred loan costs	794	954
Share-based employee compensation expense	2,730	4,528
Deferred income taxes	(1,510)	(2,757)
Excess tax benefits from share-based payment arrangements	(3)	(339)
(Increase) decrease in accounts receivable, net	(7,820)	6,391
Decrease in other current assets	1,741	7,238
(Decrease) increase in accounts payable	(6,930)	2,084
Decrease in accrued salaries and benefits	(12,260)	(12,421)
Increase in other current liabilities	9,646	8,962
Other	(3,621)	(458)
Net cash flows provided by operating activities	10,133	48,972

Cash flows from investing activities:
Acquisition of property and equipment	(27,790)	(21,664)
Business acquisitions, net of cash acquired	(4,693)	—
Other	(4,279)	(3,117)
Net cash flows used in investing activities	(36,762)	(24,781)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	569,675	203,147
Payments of long-term debt	(545,280)	(223,198)
Deferred loan costs	(1,471)	—
Excess tax benefits from share-based payment arrangements	3	339
Exercise of stock options	9	3,736
Repurchases of common stock	—	(9,456)
Change in outstanding checks and other	4,190	611
Net cash flows provided by (used in) financing activities	27,126	(24,821)

Effect of exchange rate changes on cash	(39)	521

Net increase in cash and cash equivalents	458	(109)

Cash and cash equivalents, beginning of period	864	1,064

Cash and cash equivalents, end of period	$1,322	$955

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